UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): June 29, 2017

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DIFFUSION PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Delaware	000-24477	30-0645032
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1317 Carlton Avenue, Suite 400 Charlottesville, Virginia	22902
(Address of principal executive offices)	(Zip Code)

(434) 220-0718

(Registrant’s telephone number, including area code)

2020 Avon Court, #4

Charlottesville, Virginia 22902

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d) Effective June 29, 2017, the Board of Directors (the “Board”) of Diffusion Pharmaceuticals Inc. (the “Company”) appointed Robert R. Ruffolo, Jr., Ph.D., as a director of the Company. The Board has not yet made a determination regarding the committees on which Dr. Ruffolo may serve.

Dr. Ruffolo is currently the President of Ruffolo Consulting, LLC. He formerly served as President of Research and Development and as Corporate Senior Vice President for Wyeth Pharmaceuticals, which was acquired by Pfizer in 2009. Before joining Wyeth in 2000, Dr. Ruffolo spent 17 years at SmithKline Beecham Pharmaceuticals (now GlaxoSmithKline) where he was Senior Vice President and Director of Biological Sciences, Worldwide, and prior to that, he spent 6 years at Lilly Research Laboratories where he was Chairman of the Cardiovascular Research Committee. Dr. Ruffolo received a B.S in pharmacy and his Ph.D. in pharmacology from The Ohio State University.

In connection with his appointment to the Board, Dr. Ruffolo was granted, on June 29, 2017, an initial stock option to purchase $100,000 shares of the Company’s common stock (as determined based upon the Black-Scholes value thereof), which shares shall vest in equal annual installments over 3 years (the “Option Grant”). In addition to the Option Grant, Dr. Ruffolo will also receive an annual retainer and other compensation payable to the Company’s non-employee directors as described in the Company’s filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 6, 2017	DIFFUSION PHARMACEUTICALS INC.

	By:	/s/ David G. Kalergis
	Name:	David G. Kalergis
	Title:	Chief Executive Officer